CUSIP No.71903M 10 0                                                 Page 8 of 8

                                  EXHIBIT 99-1
                             Joint Filing Agreement



      The undersigned agree to file jointly with the U.S. Securities and Exchange Commission the Schedule 13D, and all amendments thereto, required by Commission Rules with respect to their ownership of Phoenix Footwear Group, Inc. Common Stock, par value $.01 per share.


Dated:  May 30, 2002


                                           RIEDMAN CORPORATION


                                           By: /s/ James R. Riedman
                                              ---------------------------
                                              James R. Riedman, President


                                              /s/ James R. Riedman
                                              ---------------------------
                                              James R. Riedman